UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 19, 2021

VOXX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28839
(State or other jurisdiction of incorporation)	(Commission File Number)

13-1964841

(I.R.S. Employer Identification No.)

2351 J Lawson Blvd., Orlando, FL	32824
(Address of principal executive offices)	(Zip Code)

(800) 645-7750

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class:	Trading Symbol:	Name of Each Exchange on which Registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

VOXX International Corporation (the “Company”) entered into Amendment No. 9 to the Second Amended and Restated Credit Agreement, which was dated as of April 19, 2021 (the “Amendment No. 9”), by and among the Company, the Borrowers, the other Guarantors, the Lenders party thereto, and Wells Fargo Bank, National Association, as agent on behalf of the Lenders under the Credit Agreement.

Pursuant to Amendment No. 9, certain provisions of the Credit Agreement have been amended to add and/or amend certain definitions including but not limited to the definition of Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Transition Event, Benchmark Transition Start Date, Benchmark Unavailability Period, Covered Entity, Applicable Margin, Base Rate, Eligible Accounts, Maximum Credit, Maximum Revolver Amount, LC Sublimits, Real Property Valuation, LIBOR Rate, and SOFR Rate.

Amendment No. 9 will have a Maturity Date of April 19, 2026, provides for Maximum Credit and Maximum Revolver Amount of $140,000,000 and an Unused Line Fee equal to a sixty-fifth of one percent (0.65%) per annum. Amendment No. 9 also provides that if the LIBOR Rate is below 0.75%, the LIBOR Rate shall be deemed to be 0.75%; except, that, from May 1, 2021 and at all times thereafter, if any such rate is below 0.25%, the LIBOR Rate shall be deemed to be 0.25% and, if the Applicable Margin Rate is below 1.75%, the Applicable Margin Rate shall be deemed to be 1.75%; the Applicable Margin was amended to provide for Applicable LIBOR and Base Rate Margins based on Quarterly Average Excess Availability from $0 to greater than $50 million. Amendment No. 9 also states that a Benchmark Replacement Adjustment (which may include the Term SOFR) will be a replacement rate or mechanism by the Relevant Government Body; if the Benchmark Replacement as so determined would be less than 0.75%, the Benchmark Replacement shall be deemed to be 0.75%, except, that, from May 1, 2021 and at all times thereafter, if the Benchmark Replacement as so determined would be less than 0.25%, the Benchmark Replacement shall be deemed to be 0.25%; and, the Applicable Margin was amended to provide for Applicable SOFR and Base Rate Margins based upon Quarterly Average Excess Availability from $0 to greater than $50 million.

The Amendment No. 9 also increased the Real Property Availability by reappraising the valuation of the Real Property. Amendment No. 9 stipulates an Advance Rate of 55% of the appraised Fair Market Value of the eligible Real Estate with total Aggregate Availability from Real Estate not to exceed $20,000,000. Availability Concentrations for Costco, Wal-Mart, Amazon, Ford Motor Corp. and FCA Corp. were also increased. The Amendment Fee was $620,000.

The above description of Amendment No. 9 does not purport to be a complete statement of the parties’ rights and obligations under Amendment No. 9 and is qualified in its entirety by reference to Amendment No. 9 which is filed herewith as Exhibit 10.1.

The information furnished under Item 1.01, including Exhibits 10.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are combined in Item 1.01 above and are incorporated as if fully restated herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1

Amendment No. 9 to Second Amended and Restated Credit Agreement, dated as of April 19, 2021, by and among VOXX International Corporation and the Borrowers, the other Guarantors, the Lenders party thereto, and Wells Fargo Bank, National Association, as agent on behalf of the Lenders under the Credit Agreement (filed herewith).

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date: April 23, 2021	BY:	/s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer